Exhibit 99.1

Amended and Restated Share Repurchase Program

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the commencement of execution on a plan of liquidation, the listing of our K Shares, K-I Shares or K-T Shares (or successor security) on a national securities exchange, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Repurchase of Shares. A holder of K Shares, K-I Shares or K-T Shares, as applicable, must have beneficially held its shares for at least one year prior to offering them for sale to us through our share repurchase program, unless the K Shares, K-I Shares or K-T Shares, as applicable, are being repurchased in connection with a stockholder’s death, qualifying disability (as defined herein) or other exigent circumstance as determined by our board of directors in its sole discretion. If you have made more than one purchase of K Shares, K-I Shares or K-T Shares in our primary offering and/or private offering, the one-year holding period will be calculated separately with respect to each such purchase. The Company may, at its sole discretion, repurchase K Shares, K-I Shares and K-T Shares presented to the Company for cash to the extent it has sufficient funds to do so and subject to the conditions and limitations set forth herein. Repurchases of our shares generally will be made quarterly. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws. We will not pay our sponsor, board of directors, advisor or their affiliates any fees to complete transactions under the share repurchase program.

Purchase Price. The per share repurchase price will depend on the length of time you have held such shares as follows:

•	after one year from the purchase date, 92.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•	after two years from the purchase date, 95% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•	after three years from the purchase date, 97.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable; and

•	after four years from the purchase date, 100% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable.

Shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a purchase price per share equal to 100% of the most recent per share net asset value of the K Shares, K-I Shares and K-T Shares, as applicable. Notwithstanding the foregoing, pursuant to securities laws and regulations, at any time we are engaged in an offering, the repurchase amount shall never be more than the current offering price of such shares. Shares repurchased in connection with a stockholder’s bankruptcy or other exigent circumstance, in the sole discretion of our board of directors, within one year from the purchase date will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

The purchase price for repurchased shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to our common stock. If we have sold any properties and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to stockholders prior to the repurchase date to the extent such distributions are not used to pay accumulated, accrued and unpaid distributions on such K Shares, K-I Shares and K-T Shares. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will occur only upon the sale of a property and the subsequent distribution of net sale proceeds.

No Encumbrances. All shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the shares must be authorized to do so by the owner(s) of the shares. Such shares must be fully transferable and not subject to any liens or encumbrances. Upon receipt of a request for repurchase, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. Any costs in conducting the Uniform Commercial Code search will be borne by us.

Holding Period. Only our K Shares, K-I Shares and K-T Shares that have been held by the presenting stockholder for at least one year are eligible for repurchase, except under certain limited circumstances.

a.	Distribution Reinvestment Plan Shares. In the event that we repurchase all of your shares, any shares that you purchased pursuant to our DRIP will be excluded from the one-year holding requirement. Such shares will be repurchased at a discount based on the applicable holding period of the associated primary shares. In the event that you request a repurchase of all of your shares, and you are participating in the DRIP, you will be deemed to have notified us, at the time you submit your repurchase request, that you are terminating your participation in the DRIP and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are accepted for repurchase unless you notify us that you wish to resume your participation in our DRIP.

b.	Death of a Stockholder. Subject to the conditions and limitations described below, we will repurchase our K Shares, K-I Shares and K-T Shares held for less than one year upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchases on behalf of the trust, within two years from the date of death. If spouses are joint registered holders of the shares, the request to repurchase the shares may be made only if both registered holders die. The waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

c.	Qualifying Disability. Subject to the conditions and limitations described below, we will repurchase K Shares, K-I Shares and K-T Shares held for less than one year requested by a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability” as defined herein, after receiving written notice from such stockholder within two years from the date of the qualifying disability, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. The waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation, or similar entity.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special repurchase terms applicable to stockholders with a “qualifying disability” unless permitted in the discretion of our board of directors. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	Disabilities occurring after the legal retirement age;
•	Temporary disabilities; and
•	Disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests a repurchase of his or her shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, the board of directors may repurchase the stockholder’s shares in its discretion on the special terms available for a qualifying disability.

d.	Involuntary Exigent Circumstance. Our board of directors may, in its sole discretion, waive the one-year holding period requirement in the event of involuntary exigent circumstances such as bankruptcy.

Funding and Operation of the Program. We are not obligated to repurchase shares of our common stock under our share repurchase program. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: (1) we will not repurchase in excess of 5.0% of the weighted average number of K Shares, K-I Shares and K-T Shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which repurchases are being paid (provided, however, that while shares subject to a repurchase requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, shares subject to a repurchase requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the repurchase of K Shares, K-I Shares and K-T Shares will be limited to net proceeds we receive from the sale of shares under our DRIP and any other operating funds that may be authorized by our board of directors, in its sole discretion. The foregoing limits might prevent us from accommodating all repurchase requests made in any fiscal quarter or in any 12-month period, in which case quarterly repurchases will be made pro rata, except as described below. Further, our management and/or board of directors reserves the right, in its sole discretion at any time, and from time to time, to reject any request for repurchase for any or no reason.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable repurchase date. If we cannot purchase all shares presented for repurchase in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may repurchase during any year, we will give first priority to the repurchase of deceased stockholders’ shares. While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be repurchased in any annual period, they will not be subject to the annual percentage caps; therefore, if the volume of requests to repurchase deceased stockholders’ shares in a particular quarter were large enough to cause the annual cap to be exceeded, even if no other repurchase requests were processed, the repurchases of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our DRIP or other operating funds authorized by our board of directors were available. If sufficient funds are not available to pay all such repurchases in full, the requests to repurchase deceased stockholders’ shares would be honored on a pro rata basis. We will next give priority to (i) requests of stockholders with qualifying disabilities, and in the discretion of our board of directors, stockholders with another involuntary exigent circumstance, such as bankruptcy, and (ii) next, to requests for full repurchases of accounts with a balance of 100 or less K Shares, K-I Shares and/or K-T Shares at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining quarterly repurchase requests on a pro rata basis. Unfulfilled requests for repurchase will be carried over automatically to subsequent repurchase periods unless a stockholder withdraws the request for repurchase five business days prior to the next repurchase date.

Deadline for Presentment. Repurchases of our K Shares, K-I Shares and K-T Shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Valid repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “repurchase date.” Stockholders may withdraw their repurchase request at any time up to five business days prior to the repurchase date.

Account Minimum. In the event any stockholder fails to maintain a minimum balance of $2,000 of K Shares, K-I Shares or K-T Shares, we may repurchase all of the shares held by that stockholder at the net asset value repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable repurchase discount.

Termination, Amendment or Suspension of the Program. Our board of directors may suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and may amend or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. We will notify our stockholders of such developments (1) in a Current Report on Form 8- K, in an annual or quarterly report, or (2) by means of a separate mailing to you.  The share repurchase program will terminate immediately if our shares are listed on any national securities exchange.

For the year ended December 31, 2017, we did not repurchase any shares pursuant to our share repurchase program. For the six months ended June 30, 2018, we received valid repurchase requests related to approximately 2,500 K Shares, all of which were repurchased in full, for an aggregate purchase price of approximately $23,125 (an average of $9.25 per K Share).